EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                                (JOSEPH GRIMES)

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                   XsunX, Inc.

                                       AND

                                  Joseph Grimes

                              EMPLOYMENT AGREEMENT

     THIS   EMPLOYMENT   AGREEMENT,   made  effective  as  of  January  1,  2007
("Agreement"),   is  entered  into  by  and  between  XsunX,  Inc.,  a  Colorado corporation ("Company"), and Joseph Grimes, ("Employee").

                                 R E C I T A L S

         WHEREAS, the Company desires to employ and obtain the services of Employee and Employee desires to assume employment with the Company; and

         WHEREAS, the undersigned parties desire to formalize such employment relationship; and,

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. Term. Subject to the terms and conditions of this Agreement the Company agrees to employ Employee and Employee agrees to serve the Company as provided in this Agreement. Employee's employment pursuant to this Agreement shall be for a period of two (2) years and shall commence upon the effective date hereof (the "Commencement Date") and shall continue to and including December 31, 2009 (the "End Date") unless earlier terminated in accordance with the provisions of Paragraphs 8 or 9 of this Agreement; provided further that the term of this Agreement may be extended by the mutual agreement of the parties hereto.

2.       Duties of Employee.  The duties of Employee shall be as follows:

                    2.1.  Employee  shall  assume the duties of Chief  Operating
Officer for the Company and shall perform such duties incident thereto as may be assigned to Employee from time to time which duties shall include, without limitation, responsibilities for the management of corporate operations pertaining to systems analysis, reporting, business development and plan of operations, and such customary executive, managerial, planning and implementation duties of any such position as these duties shall be defined by Company from time to time. Employee shall perform and hold such other positions and duties as may be assigned to Employee by the Company and as are not inconsistent with the provisions of this Agreement. Employee agrees to devote Employee's best efforts and skills to the business interests of the Company, to do Employee's utmost to further enhance and develop the interests and welfare of the Company, and to devote Employee's working time and attention to the business of the Company.

                  2.2. Employee shall truthfully and accurately make, maintain and preserve all records and reports that the Company may, from time to time, request or require, and shall fully account for all money, records, equipment, materials or other property belonging to the Company of which Employee may have custody and shall pay over and deliver same promptly whenever and however Employee may be directed to do so.

                  2.3. Employee shall obey all lawful rules, regulations, special instructions, and directives as directed by the Company applicable to Employee and shall endeavor to improve Employee's ability and knowledge of the Company business in an effort to increase the value of Employee's services for the mutual benefit of the parties to this Agreement.

                  2.4. Employee shall make available to the Company any and all information of which Employee has knowledge that is relevant to the Company's business, but is not otherwise prohibited from disclosing, and make all suggestions and recommendations which Employee believes will be of benefit to the Company.

     3. Compensation. For and in consideration of the performance by Employee of the services, terms, conditions, covenants and promises herein recited, the Company agrees to pay to Employee in the manner herein stated, to be reviewed annually, the following:

                  3.1. As the principal consideration of the services to be performed by Employee hereunder during the term of this Agreement, Employee shall receive, the sum of One Hundred Fifty Thousand Dollars ($150,000) per year, payable monthly, or in the manner and on the timetable in which the Company's payroll customarily is handled; provided, that at the end of each full year from the Commencement Date, the compensation may be increased in an amount to be determined by the Board of Directors of the Company. This annual compensation may sometimes be herein referred to as Employee's "Base Pay".

                  3.2. The Company may pay Employee compensation in addition to Employee's Base Pay upon Company's attainment of certain business development and/or revenue attainment levels in the form of a bonus or an increase to the Base Pay as may be determined in the sole discretion of the Board of Directors of the Company from time to time.

                  (a) Increase to Base Pay. Subject to the attainment of a minimum of Five Million Dollars ($5,000,000) in sales revenue the Base Pay of the Employee may be reviewed and subject to increase on a go forward basis from the date of the sale and receipt by the Company of a deposit.

                  (b) Additional Compensation. This additional compensation shall be computed on an annual basis upon the anniversary of each year of continuous employment and paid to Employee within ten (10) days of completion of a review specific to the performance of Employee. The Company shall provide Employee with an employment review within thirty (30) days of each anniversary date of Employee's commencement of employment hereunder. The Company shall not be obligated to increase Employee's compensation pursuant to any such review. Notwithstanding the foregoing, the Company reserves the right to change, modify or amend, upon thirty (30) days written notice, any such bonus compensation plans at any time. Notwithstanding the foregoing, any change shall be prospective and shall not divest any bonus compensation paid as of the date of such changes or modifications.

                                    (i) Revenue  Attainment.  Company  shall pay
Employee a cash bonus if the Company realizes certain gross revenue attainment during the term of each full fiscal year. The cash bonus may be based upon the following schedule: Cumulative

                           Revenue Attainment    Cash Bonus
                           ------------------    ----------
                             $  5,000,000         $  5,000
                             $ 15,000,000         $ 10,000
                             $ 25,000,000         $ 15,000

The foregoing schedule shall apply in respect of the first year of employment ending December 31, 2007 for the preceding twelve (12) month period beginning
January 1, 2007. The revenue attainment levels set forth in the foregoing schedule shall be increased annually by twenty-five (25%) percent per annum for each subsequent twelve (12) month period during the term of this Agreement.

     4. Special Compensation Benefits. Employee shall be provided with the following benefits within sixty (60) days of the consummation of the sale of all or substantially all of the stock or assets of the Company which results in the termination or relocation of the Employee within one (1) year of sale:

                  4.1 Payment in an amount equal to six (6) months Base Pay at the rate of Base Pay then paid to Employee at the time of sale; and,

                  4.2      Payment for all accrued but unused vacation time.

         5. Stock Incentives. The Company may (but shall be not be obligated to) issue you certain stock bonuses, stock options, stock appreciation rights, stock awards, phantom stock awards, or performance awards ("Awards") in conjunction herewith or otherwise from time to time. Based upon the performance review described in Section 3.2 (b) herein, or an award made in conjunction herewith, the Company may issue Employee stock options, the value of which, on a first time annual basis, shall be in an amount up to, but shall not exceed, One Hundred Thousand Dollars ($100,000.00) of the then current closing price of the Company's common stock on the date of the stock option issue. This stock option grant is intended to qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. Any Awards shall be issued, and, to the extent applicable, vest and be exercised, pursuant to the terms and conditions of a separate agreement ("Grant Agreement") and in accordance with the provisions of any incentive plan adopted by the Company or, at the discretion of the Company, the 2007 XsunX, Inc. Stock Option Plan ("Plan"). You hereby agree to execute and deliver any such reasonable Grant Agreement. The terms "Award" and "Grant Agreement" shall be used herein as defined and used in the Plan.

     6. Benefits. In addition to the above compensation, the Company may provide Employee with the following:

                  6.1. Participation in the Company health plan providing Company sponsored participation in an amount up to Four Hundred Dollars ($400) monthly for use by Employee in payment of major medical premium associated with such health plan;

                  6.2. Reimbursement, from time to time, upon Employee's submission of expense account and supporting documents using approved Company forms and as may be required by the Internal Revenue Service, for all reasonable out of town travel, and other ordinary, reasonable and necessary business expenses incurred by Employee as part of and in connection with the direct performance of duties specified herein;

                  6.3. Company credit card as may be determined by the Board of Directors of the Company from time to time;

                  6.4. At the request of Company, Employee shall cooperate with Employer to secure, for Company, a key man life insurance policy on the life of Employee in the amount of $500,000 to be divided in half and paid in equal sums to Company and Employees elected benefactors upon Employee's death;

                  6.5. Other Benefits. The Company may, in its sole discretion, (but shall not be obligated to) provide these and other and further benefits. Notwithstanding the foregoing, the Company may change, suspend or discontinue any such benefits at any time without notice to Employee due only to adverse financial condition of the Company.

         7.       Vacations and Holidays.  Company shall:

                  7.1. Permit Employee Fifteen (15) days paid vacation during the first year of employment with the Company. Such amount may be increased in the sole discretion of the Board of Directors of the Company from time to time. Vacation may be taken in Employee's discretion, so long as it is not inconsistent with and is subject to the reasonable business needs of the Company.

                  7.2. Permit Employee to take those holidays and other days that the other Employees of the Company are entitled to take.

         8.       Termination.  This Agreement may be terminated as follows:

                  8.1. In accordance with the provisions of Section 9 hereof.

                  8.2. Notwithstanding the foregoing, the Company may, at its option, terminate the employment of Employee at any time during the term of this Agreement without notice, for good cause. Dismissal for good cause shall include, but not be limited to, any of the following:

                           8.2.1.  The  conviction  of  Employee  by  a court of
competent jurisdiction (and to which no further appeal can be taken) of a felony, securities violations or any other crime involving moral turpitude;

                           8.2.2.  The commission by Employee of an act of fraud
or other act materially evidencing bad faith or dishonesty;

                           8.2.3.  The misappropriation by Employee of any funds
or property or other rights of the Company;

                           8.2.4.  The suspension  or removal or termination  of
Employee by or at the request or requirement of any governmental authority having jurisdiction over the Company;

                           8.2.5.  The  willful  refusal  to  follow  any lawful
directive of the Board of Directors of Company;

                           8.2.6 The material breach by Employee of any material
terms of this Agreement or any other agreement between Employee on the one hand and the Company or its parent corporation, or any affiliate of the Company or its parent corporation, on the other hand;

                           8.2.7  The failure by Employee to reasonably  perform
assigned tasks and directives of the Company within the time frame assigned;

                           8.2.8 The adverse financial condition of the Company;
and

                           8.2.9    Upon the death of the Employee.

         Upon termination for cause, Employee shall be paid, as full and final severance compensation, Employee's unpaid Base Pay accrued through the date of termination, any unpaid but accrued benefits, and any unpaid but accrued vacation time. The Company hereby reserves the right to offset against any accrued and unpaid compensation any sums that the Company may establish as damages resulting from Employee's negligent or intentional malfeasance or misfeasance.

         9. Permanent Disability of Employee. In the event Employee becomes mentally or physically disabled to such an extent that Employee is unable to substantially perform Employee's normal duties on behalf of the Company with reasonable accommodations as described in this Agreement for a period of thirty
(30) days or more, the Company, at any time thereafter, shall have the right, at its sole option, to declare Employee permanently disabled and thereupon terminate employment hereunder. In such event, Employee, as full and final severance compensation, shall be paid Employee's unpaid Base Pay accrued through the date of termination, and any unpaid but accrued and earned benefits, all of which shall be as accrued through the date of the Company's declaration of permanent disability and termination.

         10. Duty of Loyalty. During the term of this Agreement, and at all times that Employee is employed by the Company, Employee shall not, directly or indirectly, either as a principal, partner, member, stockholder, corporate officer, director, employee, representative, consultant, agent, or in any other Employee or representative capacity, own, manage, engage or participate in any business that is in competition in any manner whatsoever with the business of Company without the prior written consent of Company. Notwithstanding the foregoing, Employee may own, as a passive or portfolio investment, stock or other equity interest not exceeding five percent (5%) of the total ownership interests of any competing business, provided that Employee is not a director, officer, manager, employee, consultant, or active in the management of such business or compensated, directly or indirectly, in any manner by such business

(other than normal and customary stock dividends or distributions made to all shareholders or equity owners without distinction). During his employment, Employee shall be deemed a fiduciary of the Company with all duties attendant to a fiduciary owed by Employee to the Company. All rights of enforcement and remedies regarding fiduciaries shall inure to the Company. Violation of the foregoing provisions shall constitute unfair competition and shall be a breach of this Agreement and of Employee's fiduciary duties hereunder.

         11. Non-Solicitation. During the term of this Agreement, and for a period of two (2) years after the termination of this Agreement or any employment by the Company, Employee shall not solicit any of the directors, officers or employees of the Company for the benefit of any competing business or otherwise interfere in or with the relationship between the Company and any such employee. Employee shall be deemed a fiduciary of the Company, even after the termination of this Agreement or any employment by the Company, with all duties in regard to trade secrets and confidential information attendant to a fiduciary owed by Employee to the Company. All rights of enforcement and remedies regarding fiduciaries shall inure to the Company. Violation of the foregoing provisions shall constitute unfair competition and shall be a breach of this Agreement and of Employee's fiduciary duties hereunder.

         12. Confidentiality. You (Employee) agree that all lists of, and other information pertaining to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, flow charts, data, costs, prices, customer lists, marketing plans, goals, sales figures, revenue, profits, and other technical, financial or business information respecting existing or planned works and/or works to be developed, and, financial records, computer software programs, strategic plans, contracts, agreements, literature, manuals, brochures, books, records, correspondence, computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, Instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, capital structure information, corporate organizational information, identities, names and address of, and any information pertaining to, shareholders, directors, officers, employees, contractors, vendors, suppliers, customers, clients, lenders, financing and business participants, and all persons associated with the Company, information pertaining to business models, business plans, projections, assumptions and analyses, particular projects, and all other data and information and similar items relating to the business of the Company and all other data and information and similar Items relating to the Company of whatever kind or nature and whether or not prepared or compiled by the Company and all other materials furnished or made available to you by the Company or any of its affiliates (as hereinafter defined) relating to the business conducted by the Company ("Confidential Information"), is and are proprietary and confidential and are and shall remain the sole property of the Company. Affiliate as used in this section shall mean Company, any entity in which Company owns a majority ownership (directly or indirectly), or any entity that owns a majority ownership of Company (directly or indirectly). You acknowledge that the Confidential Information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and that this confidentiality provision constitutes efforts that are reasonable under the circumstances to maintain the secrecy thereof. You further acknowledge that the Confidential Information constitutes trade secrets pursuant to California Civil Code ss.3426.1 and any similar law, rule or regulation under the laws of the State of Colorado.

         You agree that you will not, directly or indirectly, at any time during or after termination of employment use or reveal, divulge, disclose, disseminate, distribute, license, sell, transfer, assign or otherwise make known, directly or indirectly, the Confidential Information to any person or entity not expressly authorized by the Company to receive such Confidential Information. You shall exercise the highest degree of care and discretion in accordance with your duty hereunder to prevent improper use or disclosure of the Confidential Information and will retain all such Confidential Information in trust in a fiduciary capacity unless: (i) such use or disclosure has been authorized in writing by the Company through an executive officer, or (ii) is required to be disclosed by law, a court of competent jurisdiction or a governmental or regulatory agency. However, you, if permitted by such authority, agree to immediately inform the Company or any such requirement prior to the disclosure so that the Company can seek to protect such information. Further, you agree to return and deliver all such materials, including all copies, remnants, or derivatives thereof to the Company upon the termination of your employment with the Company or at any other time upon request.

         13. Patents and Inventions. Other than those items listed on Schedule "A", attached hereto and by this reference made a part of herein, any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which Employee now or hereafter during the period employee is employed by the Company under this Agreement or otherwise and for one (1) year thereafter may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) being engaged or conceived of or developed utilizing the time, material, facilities, or information of the Company ("Inventions") shall belong to the Company. As soon as Employee owns, conceives of, or develops any such Invention, employee agrees immediately to communicate such fact in writing to the Chief Operating Officer of the Company, and without further compensation, but at the Company's expense (except as set forth below in item (a) of this
Section 13, immediately upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and perform any and all acts as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances arising from the acts of Employee ("Liens") (Employee to take such action, at employee's expense, as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all countries in such name as the Company shall determine.

         14. Specific Performance. The obligations of Employee under this Agreement are unique. If Employee should default in any obligations under this Agreement, Employee acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the Company, in addition to any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and Employee expressly waives the defense that a remedy in damages will be adequate.

         15. Amendments. This Agreement may be amended only in writing execut-ed by Employee and Company and approved in writing by the majority vote of the Board of Directors of the Company.

         16. Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

            17. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

            18. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

            19. Gender; Number. Whenever the context of this Contract requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

            20. Time of Essence. Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the undersigned parties.

            21. Authority. The parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacitates herein stated and on behalf of any entities, persons or firms represented or purported to be represented by each respective party.
            22. Waiver. A Waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to a waiver of such terms of condition for the future, or of any subsequent breach thereof, or of any other term and condition of this Agreement. All waivers must be made in writing executed by the waiving party.

            23. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein. The Agreement controls over any and all provisions or guidelines contained in any Employee Manual, Employee Handbook, Company Policy Manual or other similar document. Employee expressly acknowledges that no Employee Manual, Employee Handbook, Company Policy Manual or other similar document is or shall become a contract between the Company and Employee.

            24. Notices. Any notice, request, demand or other communication permitted to be given hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an Employee officer of the Company or to Employee, as the case may be, or when deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, at the respective addresses of the Company and Employee as shown on the signature page hereto. Either party may change by notice the address to which notices are to be sent.

            25. Severability. If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from the contract. The invalidity of such specific provision, however, shall not affect the enforceability of any other provision herein, and the remaining provision shall remain in full force and effect.

            IN WITNESS WHEREOF, this Agreement is made effective by Employee and the Company as of the 1st day of January, 2007.

COMPANY                                          EMPLOYEE

XsunX, Inc.

By _________________________            By __________________________
   Tom M. Djokovich, as CEO                Joseph Grimes, as Employee

                                  Schedule "A"

                         Excluded Patents and Inventions

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